Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

CYCLACEL ANNOUNCES $3.0 MILLION FINANCING TO FUND ONGOING LITIGATION EXPENSES

ON CERTAIN INTELLECTUAL PROPERTY

Berkeley Heights, NJ, March 22, 2012 – Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; “Cyclacel” or the “Company”), today announced that the Company entered into a purchase agreement with certain existing institutional stockholders raising $3,036,000 in gross proceeds.   The proceeds from the financing will be used to fund ongoing litigation-related expenses on certain intellectual property and otherwise for general corporate purposes.

Under the terms of the purchase agreement, the investors purchased 4,688,079 shares of the Company’s common stock at a price of $0.6476, which is equal to the 10-day average closing price of the Company’s common stock for the period ending on Wednesday, March 21, 2012.  In addition to the common stock, investors received contractual rights to receive in cash 10% of any future litigation settlement on certain intellectual property, subject to a cap, or alternatively, in lieu of a cash payment, either warrants to purchase common stock in certain situations or additional shares as part of any settlement in a possible related, alternative transaction.   The shares issued at closing are subject to a lock-up period of one year from the date of issuance.

The shares of common stock described above were offered and sold, and the additional shares and warrants, if and when issued, will be sold, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder on the basis that, among other things, the transaction did not involve a public offering, the Investors are accredited investors, the Investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases.  Sapacitabine (CYC682), an orally-available, cell cycle modulating, nucleoside analogue, is in a Phase 3 trial being conducted under a SPA with the U.S. FDA for the front-line treatment of acute myeloid leukemia in the elderly and Phase 2 studies for myelodysplastic syndromes, lung cancer and chronic lymphocytic leukemia.  Seliciclib (CYC202 or R-roscovitine), an orally-available, CDK (cyclin dependent kinase) inhibitor, is in Phase 2 studies for the treatment of lung cancer and nasopharyngeal cancer and in a Phase 1 trial in combination with sapacitabine.  Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn® Liquid and Numoisyn® Lozenges for xerostomia.  Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a portfolio of commercial products and a development pipeline of novel drug candidates.  Please visit www.cyclacel.com for additional information.

☒          200 Connell Drive, Suite 1500, Berkeley Heights, NJ  07922 USA  T: +1 (908) 517 7330 F: +1 (866) 271 3466

☐            Dundee Technopole, James Lindsay Place, Dundee, DD1 5JJ, UK Tel +44 1382 206 062 Fax +44 1382 206 067

www.cyclacel.com  –  info@cyclacel.com

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and current filings that have been filed with the Securities and Exchange Commission and are available at www.sec.gov.  Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for Cyclacel Pharmaceuticals, Inc.

Investors/Media: Corey Sohmer, (908) 517-7330, csohmer@cyclacel.com

© Copyright 2012 Cyclacel Pharmaceuticals, Inc.  All Rights Reserved.  The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.  Numoisyn® and Xclair® are trademarks of Sinclair Pharma plc.

CONFIDENTIAL DRAFT * * * NOT FOR DISTRIBUTION